Exhibit (i)(2): Consent of Dechert Price & Rhoads, Counsel


  [Letterhead]
                                 Law Offices of
                             DECHERT PRICE & RHOADS
                               1775 Eye St., N.W.
                           Washington, DC 20006-2401

                            Telephone: (202)261-3300
                               FAX: (202)261-3333


                                  July 30, 1999


New Providence Investment Trust
105 North Washington Street
Post Office Box 69
Rocky Mount, NC  27802-0069

              Re: Post-Effective Amendment No. 6 to Registration Statement on Form N-1A for New Providence Investment Trust ("Trust") on behalf of the New Providence Capital Growth Fund ("Fund") (File Nos. 333-31359 and 811-08295)
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Dear Sirs and Madams:

        We hereby consent to the reference to our firm as counsel to the Trust and the Fund in the Statement of Additional Information contained in the Post-Effective Amendment No. 6 to the Trust's Registration Statement.

                                                     Very truly yours,

                                                     /s/ Dechert Price & Rhoads

                                                     Dechert Price & Rhoads